Exhibit 10.1

FIFTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

This Fifth Amendment to Fifth Amended and Restated Credit Agreement (this “Fifth Amendment” or “Amendment”) is entered into as of the 1st day of May, 2013 (the “Effective Date”), by and among GEOMET, INC., a Delaware corporation (“Borrower”), BANK OF AMERICA, N.A., as Administrative Agent (“Administrative Agent”), and the Banks party hereto.

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent, the financial institutions party thereto as Banks and the other agents party thereto are parties to that certain Fifth Amended and Restated Credit Agreement dated as of October 14, 2011 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement as amended by this Fifth Amendment);

WHEREAS, pursuant to the Credit Agreement, the Banks have made a revolving credit loan to Borrower and provided certain other credit accommodations to Borrower;

WHEREAS, Borrower has advised Administrative Agent and the Banks that Borrower intends to sell or otherwise transfer those certain Borrowing Base Properties and related equipment and other property used solely in connection with such Borrowing Base Properties listed on Exhibit A hereto;

WHEREAS Borrower has further advised Administrative Agent and the Banks that, as a result of the reduction in projected production from the Alabama Asset Sale (as hereinafter defined), the Credit Parties may elect to effect certain Borrowing Base Hedge Monetizations in connection therewith;

WHEREAS, Borrower has requested, among other things, that the Banks, subject to the conditions set forth herein, (a) consent to the Alabama Asset Sale, and allow a portion of the proceeds received from such Alabama Asset Sale to be held by Borrower for up to 180 days after the consummation thereof as a reserve to be used to fund any related Borrowing Base Hedge Monetizations and certain other post-closing purchase price adjustments, costs, charges and expenses described in this Fifth Amendment, (b) consent to the Pocahontas Release (as hereinafter defined), (c) redetermine the Borrowing Base as more specifically set forth in Section 3 below and (d) amend certain terms and provisions of the Credit Agreement as provided in this Fifth Amendment; and

WHEREAS, Administrative Agent and the Banks are willing to amend the Credit Agreement as set forth below on the terms and conditions set forth herein.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Administrative Agent and the Banks party hereto hereby agree as follows:

Section 1.                                           Amendments.  In reliance on the representations, warranties, covenants and agreements contained in this Fifth Amendment, and subject to the satisfaction of each condition precedent set forth in Section 4 herein, the Credit Agreement shall be amended effective as of the Effective Date in the manner provided in this Section 1.

1.1                               Additional Definitions.  Section 1.1 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“Alabama Asset Sale” means the sale of those certain Borrowing Base Properties and the equipment and other property used solely in connection with such properties pursuant to the Alabama Asset Sale Documentation, which transaction is more fully described in the Fifth Amendment.

“Alabama Asset Sale Documentation” means any and all escrow agreements, sale agreements and/or other assignment documentation, as approved by and acceptable to Administrative Agent, pursuant to which the Alabama Asset Sale will be consummated.

“Alabama Asset Sale Earnest Money Deposit” means any deposit paid by the buyer under the Alabama Asset Sale Documentation to Borrower or its Subsidiaries pending closing of the Alabama Asset Sale, such deposit to be held by Borrower in its primary operating account pending the crediting of such deposit against the purchase price upon closing of the Alabama Asset Sale or return of such deposit, or so much thereof as may be required under the terms of the Alabama Asset Sale Documentation, to the buyer in the event that such sale fails to close in accordance with its terms.

“Alabama Asset Sale Expense Reserve” means the amount reasonably estimated by Borrower in a report provided to the Administrative Agent on or before the closing date of the Alabama Asset Sale, not to exceed $5,000,000 of the cash proceeds received by Borrower from the Alabama Asset Sale, to be held in reserve by Borrower in its primary operating account pending disbursement in accordance with Section 2.07(d), which amount shall be comprised solely of and spent to pay the following: (i) an amount up to $2,600,000 in the aggregate necessary to effect any Borrowing Base Hedge Monetization in connection with the Alabama Asset Sale, plus (ii) an amount necessary to satisfy any post-closing purchase price adjustments,  lease or other contract termination costs, employee relocation expenses, and severance related obligations incurred by Borrower in connection with the Alabama Asset Sale, plus (iii) an amount necessary to pay fees and other transaction costs payable in accordance with or pursuant to the Fifth Amendment or related to the Alabama Asset Sale and any federal or state income taxes reasonably anticipated to be owed by any Credit Party as a result of the Alabama Asset Sale.

“Fifth Amendment” means that certain Fifth Amendment to Fifth Amended and Restated Credit Agreement dated as of May 1, 2013, among Borrower, Administrative Agent and the Banks party thereto.

“Fifth Amendment Effective Date” means the date on which the conditions specified in Section 4 of the Fifth Amendment are satisfied.

“Final Alabama Expense Settlement Date” means the date that is not more than 180 days after the consummation of the Alabama Asset Sale.

1.2                               Amendments to Definitions.  The definitions of “Loan Papers” and “Monthly Loan Reduction” contained in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Loan Papers” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Notes, each Facility Guaranty now or hereafter executed, the Mortgages, the First Amended and Restated Pledge and Security Agreement, the Borrower Pledge Agreement, each Subsidiary Pledge Agreement now or hereafter executed, the Certificate of Effectiveness, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

“Monthly Loan Reduction” means the sum of the collected balances on deposit in the Sweep Accounts (including collection, operating, disbursement and all other bank accounts, but excluding the segregated account) maintained by Borrower and any of its Subsidiaries, minus (i) all outstanding and unpaid checks or Automated Clearing House (ACH) payments, (ii) until the closing of the Alabama Asset Sale, the Alabama Asset Sale Earnest Money Deposit, if any, (iii) from the closing of the Alabama Asset Sale until the Final Alabama Expense Settlement Date, the remaining balance of the Alabama Asset Sale Expense Reserve, if any, and (iv) an amount equal to $2,000,000.  The

Monthly Loan Reduction shall be calculated as of the close of business on the 24th day of each month or if the 24th day of the month is not a Domestic Business Day then on the immediately preceding Domestic Business Day commencing on August 24, 2012.

1.3                               Amendment to Section 2.7.  Section 2.7 of the Credit Agreement shall be amended to insert new subsection (d) immediately after subsection (c) therein which new subsection (d) shall read in full as follows:

“(d)                           Notwithstanding the foregoing, contemporaneously with the closing of the Alabama Asset Sale, Borrower shall (i) apply all gross proceeds received from the Alabama Asset Sale, including, without limitation, any Alabama Asset Sale Earnest Money Deposit, less the Alabama Asset Sale Expense Reserve, first, to repay all accrued and unpaid interest on the Loans, second, to repay the outstanding principal balance of the Tranche B Loans until repaid in full and third, to repay the outstanding principal balance of the Tranche A Loans.  All funds held in the Alabama Asset Sale Expense Reserve shall be disbursed by Borrower from time to time solely to pay amounts described in the definition of Alabama Asset Sale Expense Reserve related to the Alabama Asset Sale until the Final Alabama Expense Settlement Date, at which time any remaining balance in the Alabama Asset Sale Expense Reserve shall be used to repay the outstanding principal balance of the Tranche A Loans until repaid in full.”

1.4                               Amendment to Section 2.12.  Section 2.12 of the Credit Agreement is hereby amended by adding the following sentence immediately after the final sentence thereof:

“Notwithstanding the foregoing, any such ticking fee due on June 1, 2013 shall be deemed to have been partially prepaid by the amendment fee paid by Borrower pursuant to Section 5.8 of the Fifth Amendment.”

1.5                               Amendment to Article X.  Subsection (a) of Article X of the Credit Agreement shall be amended to delete the reference to “$1,000,000” contained therein and replace it with “$1,500,000”.

Section 2.                                           Limited Consents.

2.1                               In reliance on the representations, warranties, covenants and agreements contained in this Fifth Amendment, and subject to the terms and conditions set forth in (i) this Section 2 and (ii) Section 3 and Section 4 hereof, the Banks hereby consent to the Alabama Asset Sale and any Borrowing Base Hedge Monetization effected by the Credit Parties in connection therewith notwithstanding the restrictions set forth in Section 9.5 of the Credit Agreement; provided, that each of the following conditions is satisfied:

(a)                                         the Alabama Asset Sale shall be consummated and funded on or prior to June 30, 2013;

(b)                                         neither Borrower nor any Credit Party shall sell, lease, transfer, abandon or otherwise dispose of any Borrowing Base Property or terminate or otherwise effect any other Borrowing Base Hedge Monetization pursuant to Section 9.5 of the Credit Agreement prior to the consummation of the Alabama Asset Sale in accordance with the conditions set forth in this Section 2 without the prior written consent of the Administrative Agent;

(c)                                          the Alabama Asset Sale shall be consummated pursuant to Alabama Asset Sale Documentation, the material terms of which shall be acceptable to Administrative Agent, and no assets other than the Borrowing Base Properties located in Alabama identified on Exhibit A hereto and other related property used solely in connection therewith shall be sold or otherwise assigned pursuant to the Alabama Asset Sale Documentation;

(d)                                         the gross cash proceeds received by the Borrower upon the closing of the Alabama Asset Sale, including the Alabama Asset Sale Earnest Money Deposit but excluding the Alabama Asset Sale Expense Reserve (the “Alabama Net Cash Proceeds”) shall not be less than $52,000,000 in the aggregate, which amount shall be paid to the Administrative Agent, and shall be used to repay the Loans in the following order: (i) first, toward all accrued and unpaid interest on the Loans to the date of such payment, (ii) second, toward the outstanding principal balance of the Tranche B Loans until repaid in full and (iii) third, toward the outstanding principal balance of the Tranche A Loans until repaid in full; and

(e)                                          No Default or Event of Default exists immediately prior to or after giving effect to the consummation of the Alabama Asset Sale.

2.2                               In reliance on the representations, warranties, covenants and agreements contained in this Fifth Amendment, and subject to the terms and conditions set forth in (i) this Section 2 and (ii) Section 3 and Section 4 hereof, the Banks hereby consent to the release of the Liens granted under those Mortgages encumbering the rights of way and surface use agreements as more fully described by that certain letter from the Pocahontas Land Corporation and attached as Exhibit B hereto (the “Pocahontas Release”), but only to the extent that no Default or event of Default exists immediately prior to or after giving effect to the Pocahontas Release, the Alabama Asset Sale has been consummated and funded in accordance with this Section 2 and no Borrowing Base Deficiency shall exist or result therefrom.  Subject to the terms and conditions hereof, the Banks hereby agree to release and discharge, and to authorize the Administrative Agent to release and discharge, all of their Liens and security interests on the property subject to the Alabama Asset Sale upon consummation of such Alabama Asset Sale, including, without limitation, the full release of all Mortgages filed in the State of Alabama and partial releases of any related financing statements with respect thereto.

Notwithstanding anything to the contrary contained in this Fifth Amendment, the consents granted in this Section 2 are limited solely to the Alabama Asset Sale, any related Borrowing Base Hedge Monetizations, and the Pocahontas Release and nothing contained herein shall be deemed a consent to, or waiver of, any other action or inaction of Borrower or any Credit Party, which constitutes (or would constitute) a violation of any provisions of the Credit

Agreement or any Loan Paper.  Neither the Banks nor Administrative Agent shall be obligated to grant any future waivers, consents or amendments with respect to any other provision of the Credit Agreement or any other Loan Paper.

Section 3.                                           Borrowing Base.  In reliance on the representations, warranties, covenants and agreements contained in this Fifth Amendment, and subject to the terms and conditions set forth herein and the satisfaction of the conditions listed in Section 2 and Section 4 hereof, the Borrowing Base shall be redetermined pursuant to the following formula (the “Borrowing Base Redetermination Formula):

(a)                                 prior to the consummation of the Alabama Asset Sale, the existing Borrowing Base of $115,000,000; and

(b)                                 at any time thereafter, the lesser of (i) $83,000,000 and (ii) the outstanding principal balance of the Loans after giving effect to any application of the Alabama Net Cash Proceeds amount and any further reductions in the outstanding principal balance of the Loans from the Alabama Asset Sale Expense Reserve (such amount, the “Post-Alabama Asset Sale Borrowing Base”).

Such Post-Alabama Asset Sale Borrowing Base shall be effective as of the consummation of the Alabama Asset Sale in accordance with the conditions set forth in Section 2 above, and shall remain effective until the next Determination thereof.  Borrower and the Banks agree that the redetermination of the Borrowing Base contained in this Section 3 (i) shall not be deemed to be a request for a Special Determination by Supermajority Banks for purposes of Section 4.3 of the Credit Agreement and (ii) shall be deemed to be the Scheduled Determination scheduled for on or about June 30, 2013 for purposes of Section 4.2 of the Credit Agreement.

Section 4.                                           Conditions Precedent to Fifth Amendment.  The effectiveness of the amendments to the Credit Agreement contained in Section 1 hereof, the limited consents contained in Section 2 hereof and the Borrowing Base established pursuant to Section 3 hereof are each subject to the satisfaction of each of the following conditions precedent:

4.1                               Counterparts of Amendment.  Administrative Agent shall have received counterparts of this Fifth Amendment executed on behalf of Borrower, each Guarantor, Administrative Agent and Supermajority Banks.

4.2                               Other Information.  Administrative Agent shall have received such other information and documents as may be reasonably required by Administrative Agent or its counsel.

4.3                               Authority Documentation.  Administrative Agent shall have received such corporate resolutions, certificates and other documents as Administrative Agent shall reasonably require evidencing the authority of Borrower and Guarantors to enter into this Fifth Amendment and the other Loan Papers contemplated hereby.

Section 5.                                           Representations and Warranties of Borrower.  To induce the Banks and Administrative Agent to enter into this Fifth Amendment, Borrower hereby represents and warrants to Banks and Administrative Agent as follows:

5.1                               Reaffirm Existing Representations and Warranties.  Each representation and warranty of Borrower contained in the Credit Agreement and the other Loan Papers is true and correct on the date hereof and will be true and correct after giving effect to the amendments set forth in Section 1 hereof, the limited consents set forth in Section 2 hereof and the Borrowing Base established pursuant to Section 3 hereof.

5.2                               Due Authorization; No Conflict.  The execution, delivery and performance by Borrower of this Fifth Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any Material Agreement binding upon Borrower or any other Credit Party, or result in the creation or imposition of any Lien upon any of the assets of Borrower or any other Credit Party.

5.3                               Validity and Enforceability.  This Fifth Amendment constitutes the valid and binding obligation of Borrower and each Guarantor enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general application.

5.4                               No Default.  No Default or Event of Default shall have occurred which is continuing.

5.5                               No Material Adverse Effect.  There shall not have occurred since December 31, 2012 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

5.6                               Absence of Litigation.  There shall not be any action, suit, investigation or proceeding pending or, to the knowledge of Borrower, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect.

5.7                               Fees.  Borrower shall have paid all accrued fees and expenses of Administrative Agent billed to Borrower on or prior to the date of this Fifth Amendment (including the fees and expenses of counsel for Administrative Agent and its financial advisor).

5.8                               Amendment Fee.  Borrower shall have paid a fee of 25 basis points to each Bank based on such Bank’s pro rata amount of the Tranche B Loans outstanding on the date hereof.

Section 6.                                           Miscellaneous.

6.1                               Reaffirmation of Loan Papers.  Any and all of the terms and provisions of the Credit Agreement and the Loan Papers shall, except as amended and modified hereby, remain in full force and effect.  The amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations as they may be increased pursuant hereto.

6.2                               Parties in Interest.  All of the terms and provisions of this Fifth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.3                               Legal Expenses.  Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Fifth Amendment and all related documents.

6.4                               Counterparts.  This Fifth Amendment may be executed in counterparts (including, without limitation, by electronic signature), and all parties need not execute the same counterpart; however, no party shall be bound by this Fifth Amendment until Borrower and each Bank has executed a counterpart.  Facsimiles and counterparts executed by electronic signature (e.g. pdf) shall be effective as originals.

6.5                               Complete Agreement.  THIS FIFTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

6.6                               Headings.  The headings, captions and arrangements used in this Fifth Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Fifth Amendment, nor affect the meaning thereof.

6.7                               Governing Law.  This Fifth Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, other than conflict of laws rules thereof.

6.8                               WAIVER, RELEASE, COVENANT NOT TO SUE, AND INDEMNIFICATION.

(A)                               BORROWER AND EACH OF THE GUARANTORS (IN ITS OWN RIGHT AND ON BEHALF OF ITS OFFICERS, EMPLOYEES, ATTORNEYS AND AGENTS) HEREBY EXPRESSLY AND UNCONDITIONALLY ACKNOWLEDGE AND AGREE THAT IT HAS NO SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, DEFENSES, CLAIMS, CAUSES OF ACTION, ACTIONS OR DAMAGES OF ANY CHARACTER OR NATURE, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT, OR INDIRECT, AGAINST ADMINISTRATIVE AGENT, ANY BANK, ANY OF THEIR AFFILIATES OR ANY OF THEIR OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, THE “BANK-RELATED PARTIES”) OR ANY GROUNDS OR CAUSE FOR REDUCTION, MODIFICATION, SET ASIDE OR SUBORDINATION OF THE OBLIGATIONS OR AMOUNTS OWED UNDER THE LOAN PAPERS OR ANY LIENS OR SECURITY INTERESTS OF ADMINISTRATIVE

AGENT.  IN PARTIAL CONSIDERATION FOR THE AGREEMENT OF ADMINISTRATIVE AGENT AND BANKS TO ENTER INTO THIS AMENDMENT, BORROWER AND EACH OF THE GUARANTORS HEREBY KNOWINGLY AND UNCONDITIONALLY WAIVES AND FULLY AND FINALLY RELEASES AND FOREVER DISCHARGES THE BANK-RELATED PARTIES FROM ANY AND ALL SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, CLAIMS, CAUSES OF ACTION, ACTIONS, GROUNDS, CAUSES, DAMAGES, COSTS AND EXPENSES OF EVERY NATURE AND CHARACTER, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT OR INDIRECT WHICH BORROWER OR ANY OF THE GUARANTORS NOW OWNS AND HOLDS, OR HAS AT ANY TIME HERETOFORE OWNED OR HELD (COLLECTIVELY, THE “RELEASED CLAIMS”), SUCH WAIVER, RELEASE AND DISCHARGE BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH WAIVER, RELEASE AND DISCHARGE AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO.  BORROWER AND EACH OF THE GUARANTORS FURTHER COVENANTS AND AGREES NEVER TO COMMENCE, VOLUNTARILY AID IN ANY WAY, FOMENT, PROSECUTE, OR CAUSE TO BE COMMENCED OR PROSECUTED AGAINST ANY OF THE BANK-RELATED PARTIES ANY ACTION OR OTHER PROCEEDING BASED UPON ANY OF THE RELEASED CLAIMS.  THIS PARAGRAPH IS IN ADDITION TO ANY OTHER RELEASE OF ANY OF THE BANK-RELATED PARTIES BY BORROWER OR ANY OF THE GUARANTORS AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY BORROWER OR ANY OF THE GUARANTORS IN FAVOR OF ANY OF THE BANK-RELATED PARTIES.

(B)                               IN ADDITION TO, AND WITHOUT LIMITATION OF, ANY AND ALL INDEMNITIES PROVIDED IN THE LOAN PAPERS, BORROWER AND EACH OF THE GUARANTORS SHALL AND DO HEREBY, JOINTLY AND SEVERALLY, INDEMNIFY AND HOLD EACH OF THE BANK-RELATED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITY, LOSSES, DAMAGES, CAUSES OF ACTION, SUITS, JUDGMENTS, COSTS, AND EXPENSES, INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES, ARISING OUT OF OR FROM OR RELATED TO ANY OF THE LOAN PAPERS.  IF ANY ACTION, SUIT, OR PROCEEDING IS BROUGHT AGAINST ANY OF THE BANK-RELATED PARTIES, BORROWER AND EACH OF THE GUARANTORS SHALL, AT ADMINISTRATIVE AGENT OR SUCH BANK’S REQUEST, DEFEND THE SAME AT THEIR SOLE COST AND EXPENSE, SUCH COST AND EXPENSE TO BE A JOINT AND SEVERAL LIABILITY OF BORROWER AND EACH OF THE GUARANTORS, BY COUNSEL SELECTED BY BORROWER SUBJECT TO THE REASONABLE APPROVAL OF ADMINISTRATIVE AGENT.  NOTWITHSTANDING ANY PROVISION OF THIS AMENDMENT OR ANY OTHER LOAN PAPER, THIS SECTION SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL SURVIVE ANY DELIVERY AND

PAYMENT ON THE OBLIGATIONS OWED PURSUANT TO THE CREDIT AGREEMENT, THIS AMENDMENT AND THE OTHER LOAN PAPERS.

(C)                               The agreements of Borrower and Guarantors set forth in this Section 6.8 shall survive termination of this Fifth Amendment.

6.9                               Acknowledgment of the Borrower and Guarantors.  Borrower and each Guarantor acknowledges and agrees that Administrative Agent and each of the Banks party hereto have executed this Amendment in its sole discretion and without any obligation.  Borrower and each Guarantor further acknowledge and agree that any action taken or not taken by Administrative Agent and Banks prior to, on or after the date hereof shall not constitute a waiver or modification of any terms, covenant or provision of any Loan Paper other than as specified herein or prejudice any rights or remedies other than as specified herein which Administrative Agent or any Bank now has or may have in the future under any Loan Paper, applicable law or otherwise, all of which rights and remedies are expressly reserved by Administrative Agent and Banks.  Borrower and each Guarantor hereby ratifies and confirms its respective obligations under the Loan Papers.

6.10                        Loan Paper.  This Amendment is a Loan Paper and is subject to all provisions of the Credit Agreement applicable to Loan Papers, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed by their respective authorized officers on the date and year first above written.

[Signature Pages to Follow]

BORROWER:

GEOMET, INC.,
a Delaware corporation

By:	/s/ Tony Oviedo
Name:	Tony Oviedo
Title:	Senior Vice President, Chief Financial
Officer and Assistant Secretary

[Signature Page]

FIFTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

GEOMET, INC.

ADMINISTRATIVE AGENT/BANK:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Kathleen L. Padilla
Kathleen L. Padilla,
Assistant Vice President

BANK OF AMERICA, N.A.,
as a Bank

By:	/s/ Kathleen L. Padilla
Kathleen L. Padilla,
Assistant Vice President

[Signature Page]

FIFTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

GEOMET, INC.

OTHER BANKS:

WELLS FARGO BANK, N.A.

By:	/s/ Rick Hawthorne
Name:	Rick Hawthorne
Title:	Director

[Signature Page]

FIFTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

GEOMET, INC.

BANK OF SCOTLAND

By:	/s/ Stephen Giacolone
Name:	Stephen Giacolone
Title:	Assistant Vice President

[Signature Page]

FIFTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

GEOMET, INC.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ William J. Umscheid
Name:	William J. Umscheid
Title:	Vice President

[Signature Page]

FIFTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

GEOMET, INC.

COMERICA BANK

By:	/s/ Jeffrey M. Parilla
Name:	Jeffrey M. Parilla
Title:	Vice President

[Signature Page]

FIFTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

GEOMET, INC.

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Michael Higgins
Name:	Michael Higgins
Title:	Vice President

[Signature Page]

FIFTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

GEOMET, INC.

The undersigned (i) consents and agrees to this Fifth Amendment and (ii) agrees that the Loan Papers to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

CONSENTED, ACKNOWLEDGED AND AGREED TO BY:

GEOMET GATHERING COMPANY, LLC,
an Alabama limited liability company

By:	/s/ Tony Oviedo
Name:	Tony Oviedo
Title:	Manager

GEOMET OPERATING COMPANY, INC.,
an Alabama corporation

By:	/s/ Tony Oviedo
Name:	Tony Oviedo
Title:	Senior Vice President, Chief Financial
Officer and Assistant Secretary

[Signature Page]

FIFTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

GEOMET, INC.